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                 OEM Software development and License Agreement

                                  Between

                             HEWLLET PACKARD COMPANY

                                       And

                              SCANVEC AMIABLE, INC.


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                 OEM SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT

                             Agreement No: OM 11/00

This OEM SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT (this "Agreement") is made as of March 1st 2000 (the "Effective Date") by and between SCANVEC AMIABLE, INC., a company ("SA") located at International Plaza Two, Suite 625, Philadelphia, Pennsylvania 19113, USA and HEWLETT-PACKARD COMPANY, a Delaware Corporation and its Subsidiaries, divisions and affiliates ("HP"), especially Hewlett-Packard Espanola, S.A. having a large and wide format printer division ("InkJet Commercial Division") located at Avda. Graells 501, 08190 - Sant Cugat del Valles, Barcelona (Spain).

Recitals:

WHEREAS, SA designs and manufactures graphics software and composes related documentation for use with the Macintosh, Power Macintosh and PC computers,

WHEREAS, HP desires to obtain a license from SA of certain rights with respect to certain of SA's customized graphics software and related documentation used with the Windows and Macintosh platforms, as designated herein, and SA desires to grant such license to HP, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1        DEFINITIONS

1.1 "Program" shall mean SA or third party's Licensed Software(s) listed and described in Annex A annexed hereto and made a part hereof, in object code form, supporting the Windows NT, Windows 2000 and Macintosh platforms, including all Enhancements and localized versions thereto as further set forth below supplied by SA during the term of this Agreement, provided resolution of Adobe CPSI 3011 issues, which resolution SA and HP agree to use their reasonable best efforts to conclude, including but not limited to working directly with Adobe for a solution.

1.2 "Documentation" means the manuals and other documentation that SA ordinarily makes available with the Program and any other documentation and information regarding the Program which HP reasonably requests for evaluation and use of the Program as contemplated herein, including those items listed and described in Exhibit A hereto.

1.3 "Deliverables" shall mean the Developed Code for the Program, Documentation and other materials to be delivered by SA to HP with respect to each Milestone.

1.4 "Specifications" means the technical and functional requirements for the Program and/or Documentation as set forth or referenced in Exhibit A or as otherwise agreed to by the parties.

1.5 "Development Program" shall mean the activities undertaken by the parties hereunder for the development of the Program and Documentation satisfying the Specifications pursuant to this Agreement, according more specifically to Exhibit D.

1.6 "Development Work" shall mean the Program, Documentation and all other results and items arising out of the Development Program, including without limitation, all Deliverables, programming materials, inventions, designs, notes, records, memoranda, documentation, models, prototypes and other materials, as well as all Enhancements, derivatives and modifications thereof, and all intellectual property rights thereto.

1.7 "Enhancements" shall mean all error corrections, bug fixes, modifications, new features, new functionalities upgrades, versions and updates with respect to the Program or Documentation.

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1.8      "HP Property" shall mean all property, including without limitation, models, tools, equipment, copies of designs and documentation and other materials that may be furnished to SA by HP or on HP's behalf or separately paid for by HP for use by SA in connection with this Agreement.

1.9 "Milestone" shall mean each development or delivery milestone of the Development Program as set forth in the "Milestone Schedule" attached hereto as Exhibit D. "Milestone Payment" means a payment obligation related to the achievement and acceptance of a particular Milestone.

1.10 "Specifications" shall mean the technical and functional requirements for the Program and/or Documentation as set forth or referenced in Exhibit A or as otherwise agreed to by the parties.

1.11 "OEM Products" means, collectively, the Program and Documentation developed by SA for HP under this Agreement.

1.12 "HP Printer(s)" means any HP printer model, in all its supported configurations and subsequent revisions and replacements, and with all associated peripherals, if any, that HP desires to use in conjunction or otherwise integrate with the Program developed by SA under this Agreement.

1.13 "Subsidiaries" means an entity controlled by or under common control with a party to this Agreement, through ownership or control of more than fifty percent (50%) of the voting power of the shares or other means of ownership or control, provided that such control continues to exist.

1.14 "Launch Date of the HP Printer" means the initial date of availability of a HP Printer for sale and delivery to end-users. HP shall provide SA with notice of the Launch Date of the HP Printer with at least 30 days in advance.

1.15 "Complete Copy" of Program includes (i) a master copy of the Program in object code form (as specified on Exhibit A hereto) on the media described on Exhibit A that satisfies all functional specifications set forth in the Documentation, and (ii) all Documentation and technical manuals for the Program in the form(s) and on the media described in Exhibit A.

2        DEVELOPMENT EFFORT

2.1 Development. Commencing upon the execution of this Agreement, SA agrees to use its best reasonable efforts to perform its obligations under the Development Program, to achieve each Milestone and to deliver Deliverables, which satisfy the Specifications.

2.2 Program Management and Changes. Each party designates the person(s) set forth in Exhibit F as the primary contact of each party with respect to this Agreement, which person(s) may be re-designated by a party by notice to the other. In the event of a necessary or desired change in any material aspect of the Development Program, the parties shall use their good faith efforts to reach agreement regarding any such change in writing prior to its implementation. A proposed change shall be initiated by the proposing party in a written notice to the other party. The receiving party shall review such proposal in a timely manner. The parties agree to discuss in good faith the effect on each party of such proposed change, including any effect on the objectives and/or cost of the Development Program.

3        DELIVERY AND ACCEPTANCE

3.1 Delivery. A detailed schedule for the development of the OEM Products and the corresponding intermediate Milestones and Deliverables is specified in Exhibit D. SA agrees to use its best reasonable efforts to perform its delivery obligations according to the provisions contained in this Agreement and the Exhibits attached.

         Upon completion of each Milestone for which SA is responsible, SA shall promptly notify HP and deliver to HP the corresponding Deliverables. Prior to the delivery of any Deliverable, SA will perform its internal testing to assure that such Deliverable conforms to the Specifications. SA agrees to use its reasonable best efforts to perform its delivery obligations according to the provisions contained in this Agreement and the Exhibits attached.

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3.2      Form of Deliverables. Deliverables consisting of software shall be in object code form only. Deliverables consisting of Documentation shall be in both human-readable and electronic formats. Other Deliverables shall be in the form and format as specified in the Milestone Schedule attached hereto as Exhibit D.

3.3 Acceptance. HP will have thirty (30) days from the date of receipt of a Complete Copy of the Program to evaluate it for conformity with the Specifications and shall either (a) accept the Program pursuant to the provisions of this Section 3.3, or (b) return the Program for rework, or reject the Program.

         HP will be entitled to test and evaluate any intermediate Deliverable and/or the Program by whatever means it deems appropriate consistent with SA's rights in the Deliverable and/or the Program, and SA hereby grants to HP any licenses needed for HP to perform its evaluation. Such licenses will include the right of HP to use third party subcontractors to achieve the foregoing, provided such subcontractors are approved in writing by SA and agree in writing to be bound by the confidentiality requirements of Section 10.3 of this Agreement. If HP returns a Deliverable and/or the Program for rework, SA agrees to use its best reasonable efforts to correct the listed defects and resubmit the Deliverable and/or the Program for re-evaluation under the same acceptance procedure. HP shall provide SA with a written description of all listed defects in sufficient detail to enable SA to identify the areas in which the Deliverable and/or the Program do not conform to the Specifications. HP shall have the right to reject a Deliverable and/or a Program only if SA fails to materially correct the listed defects within fifteen (15) days after HP has returned the Deliverable and/or the Program to SA for rework as described above. In the event HP rejects a Deliverable and/or the Program, it will give SA written notice of rejection stating with specificity the reasons for its rejection, and this Agreement will terminate with respect to that Program. No payment will be payable to SA unless the intermediate Deliverable and/or the Program has been accepted by HP in writing. HP shall provide SA with HP's written acceptance within fifteen (15) days after the Deliverable and/or the Program in question materially conforms with the Specifications.

3.4 Program Enhancements. SA agrees to deliver to HP a Complete Copy of any Program enhancement within five (5) days of its release by SA. HP will have the right to test and evaluate the Enhancement under the acceptance procedure described above.

3.5 Access to HP Printer Prototypes. In case SA is provided with any prototype of an HP Printer to assist SA with its development and support obligations hereunder, SA agrees to comply strictly with the HP provided confidentiality obligations specified in this Agreement in connection with them, and agrees to implement at least the following additional security measures in order to protect the secrecy of such HP Printer prototypes and related printing supplies:

              SA will install the HP Printer prototypes in a secure, non-public location within the SA's premises.

              Access to the HP Printer prototypes will be restricted to
                  authorized employees of SA only who have signed the appropriate confidentiality agreement.

              The HP Printer prototypes must be covered with a cover when not in use.


              SA will destroy all expired printing supplies (printheads, ink containers, print cleaners, media,...) by following at least the same measures as those usually expected from a reasonable party to destroy its own confidential information.

              The HP Printer prototypes will not be used by SA for any other purposes different than those related to this Agreement.

              HP will have the right to visit SA's premises during normal business hours, with a prior notice of ten (10) days written notice by HP and not more frequently than twice in any twelve (12) month period, solely for the purpose of verifying the compliance of the security measures mentioned above by SA.

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4        OWNERSHIP AND LICENSES

4.1 License to the Program. SA hereby grants to HP, under SA's intellectual property rights, a non-exclusive, worldwide license to use, reproduce, display, distribute, import and disclose the Program in object code format only for use in conjunction with an HP Printer.

         Such use limitation will also apply in the case of Enhancements for distribution to customers for support and maintenance purposes. Such license will include the right of HP to sublicense distributors, resellers, and other third parties to achieve the foregoing, and distribute the Program and/or Enhancements through any method HP deems appropriate, including but not limited to electronically through HP websites.

4.2 License to the Documentation. SA hereby grants to HP, under SA's intellectual property rights, a non-exclusive, worldwide license to use, reproduce, display, translate, import, disclose, distribute, modify and prepare derivative works or compilations of: (a) the Documentation; and (b) modifications, derivative works and compilations based upon the Documentation for use with a Program. These rights are exercisable in any medium. Such license will include the right of HP to sublicense distributors, resellers, and other third parties to achieve the foregoing, and distribute the Documentation and modifications, derivative works and compilations based upon the Documentation through any method HP deems appropriate, including but not limited to electronically through HP websites.

         The right to modify and prepare derivative works and compilations is granted solely for the purposes of combining Documentation of more than one program, condensing Documentation, and formatting and preparing Documentation for user accessibility.

4.3 License to Photograph (Marketing Materials). SA hereby grants to HP, under SA's intellectual property rights, a non-exclusive, worldwide license to capture visual images of the Program screen displays and packaging, the Documentation and the CD-ROM, if any, and to use, reproduce, display, perform, distribute, import and modify such photographs and modifications and images solely in connection with HP's marketing and support of the Program and training with respect to the Program. Such license will include the right of HP to sublicense distributors, resellers, and other third parties to achieve the foregoing.

4.4 Restrictions. HP will not disassemble, reverse engineer or otherwise modify any Program without prior written authorization from SA.

4.5      Localized Versions.

         The licenses granted hereunder with respect to the Program and associated Documentation will include all localized versions thereof developed by or on behalf of SA. Upon the request of HP, SA agrees to use its best reasonable efforts to localize the Program for additional countries upon a schedule and cost to be agreed upon in good faith by the parties.

         In the event that SA fails to make commercially available such a localized version of the Program under the schedule agreed upon, then SA agrees to grant to HP, on terms to be reasonably agreed upon in good faith, a non-exclusive license to modify the Program in order to localize the Program, and the non-exclusive right to use, reproduce, display and distribute such localized versions developed by HP, in object code form, to end users directly or through HP's third party channels of distribution. HP may subcontract its localization efforts, subject to confidentiality restrictions reasonably satisfactory to SA. Under such license, SA will provide HP, on payment terms to be reasonably agreed upon in good faith, with reasonable technical assistance, all necessary object code Program and any related compilers, utilities, listings or other materials necessary for HP to create a localized version of the Program, which HP agrees to treat as Confidential Information of SA under Section 10 herein in perpetuity or the longest period allowed by law.

4.6 Trademarks. Neither party is granted any ownership in or license to the trademarks, marks or trade names (collectively, "Marks") of the other party. Notwithstanding the foregoing, SA acknowledges that HP may use

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         SA's name and the name of the Program in the course of marketing and distributing such Program as bundled with the HP Printer. The style and text regarding the aforesaid use shall be subject to SA's prior written consent. HP will assure that a notice is affixed to or accompanies the Program stating that the Program incorporated therein is licensed exclusively for use by the purchaser thereof but only to the extent that such use is reasonably necessary for the proper use of the HP Printers for the purposes for which they were designed and providing that such Program shall not be used otherwise than as authorized under the license terms.

4.7 Ownership. Subject to the rights and licenses granted to HP hereunder, SA retains all right, title and interest in the Programs and Documentation, and the commercial exploitation of same, including, without limitation, all copyrights, patent, trade secret, proprietary and/or all other intellectual property rights.

         Notwithstanding above, SA will need HP's prior written authorization to use any material developed under this Agreement to develop, license, distribute or market other software programs, and will not use any HP know-how, confidential information or trade secret obtained, accessed or received under this Agreement for any purpose other than the performance of this Agreement without HP's prior written consent.

4.8 Software License Terms. HP will be entitled to use its then current standard form software license terms for marketing and sublicensing the Programs under this Agreement so long as the content of such software license form is substantially similar to that contained in the form attached hereto as Exhibit H.

         End-user will have the right to install a copy of the Program in an unlimited number of computer units connected to the HP Printer unit, as far as the Program is used only in conjunction with such HP Printer unit.

4.9 Copyright Notices. Unless otherwise stated in the Exhibits attached, HP agrees that it will not remove any copyright notices, proprietary markings, trademarks or tradenames of SA from the Program or Documentation. SA and HP agree that a second HP copyright notice in HP's standard copyright notice form may be added to any HP modification authorized in writing by SA.

5        PROGRAM MAINTENANCE AND SUPPORT

5.1      Maintenance and Support.

              SA agrees to provide HP and its customers with ongoing maintenance and support for the Program as set forth in Exhibit C hereto. SA agrees to maintain such number of qualified personnel as is necessary to provide such timely and knowledgeable maintenance and support service.

              Notwithstanding any termination of this Agreement other than resulting from any breach of this Agreement by HP, SA agrees to maintain and support the Program distributed by HP for at least five (5) years after the Launch Date of the Program.

         In the event that SA fails to comply with their maintenance and support obligations under this Agreement and such failure continues for a period of fifteen (15) days after written notice from HP to SA, then SA will grant HP with a non-exclusive license to use object code of the Program in order to maintain and support the Program, and the exclusive, worldwide right to use, reproduce, display and distribute such modified versions developed by HP, in object code form, to end users directly or through HP's third party channels of distribution. HP may subcontract its maintenance and support efforts, subject to confidentiality restrictions reasonably satisfactory to SA. Under such license, SA will provide HP with reasonable technical assistance, all necessary object code of the Program and any related compilers, utilities, listings or other materials necessary for HP to maintain and support the Program, which object code HP agrees to treat as Confidential Information of SA under Section 10 herein in perpetuity or the longest period allowed by law.

5.2 Technical Assistance and Training. SA agrees to provide to HP such technical assistance and training to HP personnel as set forth in Exhibit C in order for HP to use, copy and distribute the Program as contemplated herein.

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5.3      New HP Printers. The parties intend that during the term of this
         Agreement, the Program will be compatible with future releases and revisions of the HP Printers, including new or revised versions of the operating systems for the HP Printers, provided that such new HP Printers support the Program, and with currently existing and future releases and revisions of currently existing or non-existing third party host operating systems. Upon request by HP, SA agrees to use its best reasonable efforts to provide HP with the Program adapted for use with such new HP Printers within ninety (90) days after notification from HP, provided that HP makes available to SA such hardware and Program reasonably necessary for SA to develop and qualify such adapted Program.

         Amounts to be paid by HP to SA for these adaptations of the Program will not exceed the then-existing rates SA charges its most favored customers for similar works.

5.4 Backward Compatibility. Any subsequent Program will be backward compatible with the previous version of the Program provided by SA under this Agreement.

5.5 HP Proposed Enhancements. HP may from time to time request significant functionality Enhancements to the Program. SA agrees to use its best reasonable efforts to provide HP with such functionality Enhancements to the Program.

         Amounts to be paid by HP to SA for these Enhancements to the Program will not exceed the then-existing rates SA charges its most favored customers for similar works.

5.6 Obligation to update OEM products. SA agrees to provide Enhancements to the OEM Products as detailed in Annex A, within 6 months from the Launch of the HP Printer for localized PS drivers, localized installers and color calibration. Furthermore, SA agree to use its best reasonable efforts to update the OEM Product as detailed in Exhibit B, Number 3 and Exhibit E, Number 4, to be compatible with OS X, pursuant to the OS X wording in Exhibits B and E.

6        PAYMENT

6.1 Payment HP agrees to pay SA according to Exhibit B, unless otherwise set forth herein.

         (a) Milestone payments, if any, will be made within thirty (30) days after acceptance by HP of the Deliverables associated with such Milestone. In the event that a Milestone is missed due to a delay caused by HP, half of the NRE due shall be paid to SA on the original Milestone date. The other half of the NRE in question will be paid when the Milestone is achieved. In the event that a Milestone is missed due to a delay caused by SA, HP shall not make payment of the NRE, until SA achieves the Milestone.

         (b) Per-unit license fees, if any, will be based on the number of HP Printers using the Program that are sold, will be earned on the date HP ships such HP Printer to its customer, and will be paid quarterly within thirty (30) days after expiration of each HP fiscal quarter. Payment of per-unit license fees shall be accompanied by HP documentation in reasonable detail identifying the number of units sold to each HP customer during the quarterly period for which payment is due. No license fee shall be due (i) for HP Printer units reasonably used for development, training or demonstration purposes by third parties, (ii) for HP internal use, or (iii) in the case of shipments by HP to existing owners of HP Printers and the Program, in order to upgrade, support or maintain the Program.

6.2 Audit. Upon fifteen (15) days prior written notice to HP, SA may, at its own expense, appoint a nationally recognized independent auditor, to whom HP has no reasonable objection, or designate SA's regularly engaged certified public accounting firm, to audit and examine such records at HP's offices during normal business hours, solely for the purpose of confirming the accuracy of license payments hereunder. Such audit may be made no more often than once every twelve (12) calendar month period. In the event that an audit reveals an overpayment by HP, SA agrees to promptly refund or credit HP for such overpaid amount. In the event that such audit reveals an underpayment by HP, HP agrees to pay for the audit and promptly pay SA the amount of such underpayment. This right of audit will be subject to SA's auditor executing HP's standard Confidential Disclosure Agreement.

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6.3      Fee Warranty. SA warrants that the amounts payable hereunder by HP are no greater than those for any other licensee for similar quantities of those software programs on similar non-HP hardware that correspond to the Program under this Agreement, and SA agrees to retroactively pass on to HP the lowest rate or price it has given to any other licensee, commencing effectively on the date it so grants the lower rate or price to any other licensee.

6.4 Taxes. HP will be solely responsible for taxes on amounts paid to SA by HP under this Agreement, including all state and local use, sales, withholding, property (ad valorem) and similar taxes, but excluding any taxes based upon SA's net income.

7        WARRANTY AND INTELLECTUAL PROPERTY PROTECTION

7.1 General Warranty. SA warrants that it has full power and authority to grant HP the rights granted herein and that the Program and accompanying Documentation will be free of any and all restrictions, settlements, judgments or adverse claims.

7.2 Program Warranty SA warrants that the Program referred to herein will operate in accordance with and substantially conform to the Documentation, manuals, any specifications provided or agreed to, and any relevant data sheet or promotional literature provided by SA to HP. Such warranty shall remain in effect for a period of ninety (90) days from the Launch Date.

7.3 Encumbrances Warranty. SA warrants that the Program referred to herein will be free and clear of all liens, encumbrances, restrictions, and other claims against title or ownership, be free from any liability for royalty payments owed to any third parties, and, to the best of SA's actual knowledge, that the OEM Products delivered to HP will be free of viruses.

7.4 Year 2000 Compliance Warrant SA warrants that the Program will be "Year 2000 Compliant." Year 2000 Compliant Program will perform without error, loss of data, or loss of functionality on account of any inability to process, calculate, compare or sequence date data accurately. In addition, Year 2000 Compliant Program will not cause any HP Printers in which they may be used to fail in any of the ways described above. This 2000 Compliance warranty will remain in effect through January 31, 2001, notwithstanding any other warranty period specified in this Agreement.

7.5      No Infringement.

         (a) SA warrants to HP that, to the extent of SA's actual knowledge, the Program, alone or when used in combination with the HP Printer accompanying Documentation, trademarks, copyrights and trade names of SA referred to in this Agreement does not violate or infringe any patent, copyright, trademark, trade secret or other proprietary right of any third party and that SA is not aware of any facts upon which such a claim for infringement could be based. SA will promptly notify HP if it becomes aware of any claim or any facts upon which a claim could be based.

7.6      Intellectual Property Protection.

(a) SA will, at HP's option, defend and hold harmless HP, and its Subsidiaries, from any claim, suit, or proceeding alleging that the Program, or any combination of the Program with an HP Printer, or the Documentation, or any part thereof, or any Printer provided as part of SA's support services furnished by SA under this Agreement constitutes an infringement of any third party's patent, copyright, trademark, trade name, other proprietary right, or unauthorized trade secret use. SA agrees to pay all damages and costs awarded in a final and binding adjudication with respect to such claim or agreed to by SA in any settlement of that claim, up to an amount not to exceed $5,000,000 (FIVE MILLION DOLLARS).

(b) In case any Program or Documentation or any part thereof in such suit is held to constitute an infringement and its use is enjoined, SA will, at its own expense and at its option (i) procure for HP and its customers the right to continue use, or (ii) if applicable, replace the same with a noninfringing program and documentation of equivalent function and performance, or (iii) modify them so they become noninfringing without detracting from function or performance.

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(c)      HP will give SA prompt notice of any such claim or action, and will give SA the authority, information, and reasonable assistance (at SA's expense) necessary to defend. If SA does not diligently pursue resolution of the claim nor provide HP with reasonable assurances that it will diligently pursue resolution, then HP may, without in any way limiting its other rights and remedies, defend the claim.

(d) Notwithstanding the foregoing, SA will have no responsibility for claims arising solely and directly from (i) unauthorized modifications of the Program made by HP if such claim would not have arisen but for such modifications, or (ii) unauthorized combination or use of the Program with Printers not contemplated herein if such claim would not have arisen but for such combination or use.

(e) SA shall have no liability for any claim arising solely and directly from: (a) the sale or use of a superseded or altered model or release of the Program is such infringement would be avoided by the sale or use of a current or unaltered model or release of the Program and such claim is based on the Program which were sold by HP after a date agreed by both parties; (b) the operation or use of any Program furnished under this Agreement in a manner not contemplated by this Agreement and not otherwise authorized in writing by an authorized representative of SA; (e) the combination or use of any Program with equipment, software or other material not contemplated by the present Agreement and not authorized in writing by an authorized representative of SA, if such infringement would have not occurred but for such combination or use;
         (d) any claim of infringement by the combination of the Program with the HP Printer, if the Program alone would not infringe and additionally the Program would not contribute to such infringement.

(f) THIS SECTION 7.6 STATES THE ENTIRE LIABILITY OF SA AND HP WITH RESPECT TO ANY CLAIM OF INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS BY THE PROGRAM OR DOCUMENTATION.

7.7 Epidemic Failure Warranty. In addition to the warranties specified herein, SA warrants the Program against epidemic failures through the fault of SA for a period of three years after HP's acceptance of the Complete Copy of the Program. An epidemic failure means the occurrence of a failure resulting in 70% of the Program user base expressing intent to return the Program for refund. In the case of an epidemic failure through SA's fault, as SA's sole liability for a breach of the aforesaid epidemic warrants SA shall reimburse HP for all reasonable out-of-pocket costs incurred by HP in recalling, replacing, or repairing the affected Programs in an amount not exceeding the amounts paid by HP to SA under this Agreement. Epidemic failure related reimbursements shall be made within forty-five (45) days after receiving an itemized invoice therefore from HP with supporting documentation in reasonable detail.

7.8 Warranty Disclaimer. EXCEPT AS EXPRESSLY PROVIDED HEREIN, SA MAKES NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, REGARDING THE PROGRAM, THE DELIVERABLES AND/OR ANY OTHER PRODUCTS OR SERVICES PROVIDED BY SA UNDER THIS AGREEMENT, THEIR MERCHANTABILITY, OR FITNESS FOR ANY PARTICULAR PURPOSE.

8        TERM AND TERMINATION

8.1 Term. Unless otherwise terminated earlier under this Section 8, the initial term of this Agreement will be twelve months after the Launch Date for the first HP Printer unit which use the Program (the "Term"). After the initial Term, this Agreement will be automatically extended for up to four (4) additional six-month periods, unless terminated upon 60 days advance written notice by HP prior to expiration of the initial Term or of any additional six-month periods. Notwithstanding, HP shall have the right (and SA will be obligated in such regard) to extend this Agreement for the whole manufacturing life of the HP Printer, provided, however, such extension will not exceed two (2) years in the absence of SA's written agreement to extend this Agreement for a longer period.

8.2 Termination for Breach. Either party may terminate this Agreement by written notice to the other party if the other party breaches any material provision of this Agreement and such breach is not cured within thirty (30) days after written notice thereof is received by the breaching party, or if such breach cannot be cured within such thirty
         (30) day period, such longer period as may be necessary to cure the breach provided the breaching party commences such cure within such thirty (30) days and pursues such cure diligently to completion.

8.3 Cancellation of an HP Project. In case HP decides to cancel the introduction of an HP Printer, HP may at its sole discretion terminate this Agreement for the concerned Program by providing SA with thirty
         (30) days prior written notice. Upon receipt of such notice, SA will use its reasonable efforts to minimize the expenses to be incurred in such thirty-day period. Upon termination of the Agreement, HP will reimburse SA for the reasonable expenses actually incurred by SA under this Agreement in connection with such Program.

8.4 Prior Termination. This Agreement may be terminated at any time upon sixty (60) days prior written notice by either party if either party files a voluntary petition in bankruptcy or under any similar insolvency law, makes an assignment for the benefit of its creditors, becomes insolvent, or if any involuntary petition in bankruptcy or under any similar insolvency laws is filed against it, or if a receiver is appointed for, or a levy or attachment is made against substantially all of its assets, and such involuntary petition is not dismissed or such receiver or levy or attachment is not discharged within ninety
         (90) days after the filing or appointment thereof.

8.5       Effect of Termination.

          In the event of termination by HP due to material breach of SA prior to delivery and acceptance of the Program to HP which remains uncured after the applicable grace period:

              SA shall within fifteen (15) days deliver to HP all development work made prior to the effective date of such termination, in object code only, and all HP property and information in SA's possession relating to the Program. In the event of such termination and contemporaneously with the delivery, HP shall be relieved of all obligations to make payments for any Deliverables that were not accepted by HP.

              SA shall make available to HP all necessary object code relating to the development work and any related compilers, utilities, listings or other materials necessary for HP to develop or have developed the Program, and will grant a license to HP on the pre-existing Program under similar license terms than the license described in Section 4.1

          In the event of HP terminates the Agreement due to a material breach of SA after delivery and acceptance of the Program which remains uncured after the applicable grace period:

              HP shall have the right to terminate this Agreement;

              any licenses granted to SA by HP hereunder shall immediately terminate;

              SA shall immediately return to HP all HP property or information then in possession of SA,; HP will have the right of license to use the Deliverables or the Program at least for the period of time up to the end of the Term of the Agreement, according to Clause 8.1; and

              If HP elects not to terminate this Agreement, the rights and licenses granted to and the obligations of HP under this Agreement will survive so long as HP continues paying SA the per-unit license fees agreed under this Agreement and provides SA with at least thirty (30) days advance written notice of HP's election to terminate this Agreement.

         (c) Notwithstanding any termination of this Agreement, all sublicenses granted to end users for use of the Program and for which SA has been compensated under Section 6 of this Agreement will survive.

8.6 Survival. Notwithstanding any termination of this Agreement, the provisions of this Agreement regarding, payment, support, warranty, indemnification, liability, confidentiality, effect of termination and the miscellaneous provisions will survive for a period of two (2) years from the termination date.

9        LIABILITY

9.1 Indemnity. Either party agrees, at its sole expense, to indemnify, defend, and hold the other party, its agents, employees, successors and assigns, harmless for, and forthwith reimburse such party, its agents, employees, successors and assigns, for any loss, cost, damage or expense (including reasonable attorney's fees, expert fees and other reasonable costs of litigation) up to the amount paid by HP to SA on the project covered under the Agreement (including NRE's and license fees during the term of the Agreement), arising from the breach by the other party of any of its obligations under the terms and provisions of this Agreement.

9.2 Force Majeure. Neither party shall be liable for any failure or delay in its performance under this Agreement to the extent that such performance is rendered impossible due to acts of God, acts of civil or military authority, fires, floods, earthquakes or other similar situations as far as:

         (a) the force majeure situation (i) was not reasonably foreseeable when the agreement was made, (ii) is beyond the control of the non-performing party and (iii) is not caused by the negligence or willful misconduct of such party; and

         (b) the non-performing party (i) has taken all reasonable steps to avoid or mitigate such situation and its consequences, (ii) has not defaulted in performing the obligation before the events occurs, (iii) makes all reasonable efforts to remedy such delay in its performance, including but not limited to actions under business recovery plan, (iv) gives the other party immediate written notice of such actual or potential situation cause, and
              (v) promptly provide any further information in relation to the delay that the other party reasonably requires.

         If performance is delayed for a continuous period of 1 month or it is foreseen that performance for a continuous period of three (3) months, the party to whom performance is owed may terminate part or in full this Agreement by written notice to the other party.




9.3 Limitation of Liability. TO THE FULLEST EXTENT PERMITTED BY LAW, UNLESS EXPRESSLY PROVIDED OTHERWISE UNDER THIS AGREEMENT, NEITHER PARTY WILL BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF THE OTHER (INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS) ARISING OUT OF ANY PERFORMANCE OF THIS AGREEMENT OR IN FURTHERANCE OF THE PROVISIONS OR OBJECTIVES OF THIS AGREEMENT, REGARDLESS OF WHETHER SUCH DAMAGES ARE BASED ON TORT, WARRANTY, CONTRACT OR ANY OTHER LEGAL THEORY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE ABOVE, SAID LIMITATION OF LIABILITY IN NO MANNER REDUCES OR LIMITS SA'S OR HP'S LIABILITIES AND INDEMNITIES UNDER
         SECTION 7.6 ABOVE OR THE PARTIES' OBLIGATIONS UNDER SECTION 10.3 OF THIS AGREEMENT.

10       CONFIDENTIAL INFORMATION

10.1 The Program. The Program in object code form and related Documentation provided to HP hereunder are deemed non-confidential, and HP is not under any obligation to SA to restrict access to or use of such Program in object code form or related Documentation, provided HP complies with the terms of this Agreement.


10.2 Confidential Information. During the term of this Agreement, either party may receive or have access to technical information, as well as information about product plans and strategies, promotions, customers and related non-technical business information which the disclosing party considers to be confidential ("Confidential Information"). In the event such information is disclosed, the parties shall first agree to disclose and receive such information in confidence. If then disclosed, the information shall (i) be marked as confidential at the time of disclosure, or (ii) if disclosed orally but stated to be confidential, be designated as confidential in a writing form by the disclosing party summarizing the Confidential Information disclosed and sent to the receiving party within a reasonable period of time after such oral disclosure. Notwithstanding any provision to the contrary, all object code provided by SA or HP to the other, and all business information with respect to any unpublished SA or HP products, are deemed Confidential Information for the purposes of this Section 10.

         It is expressly agreed that at least the following information will be deemed as HP Confidential Information for the purposes of this Section 10, whether identified in written as confidential or not:

         ERS (External Reference Specifications) documents

         Interface Specification PCL3GUI and PJL interface, compression/filtering, printmodes description, color calibration process, HP jetadmin

         HP Printer and related printing supplies development and manufacturing plans (volumes, pricing strategy, intro dates, features, etc), while not public

         HP formulation of color conversion (CMYK to CMY conversion formula)

10.3 Protection of Confidential Information. The receiving party will protect any such Confidential Information of the disclosing party from unauthorized disclosure to third parties with the same degree of care as the receiving party uses for its own similar information for a period of five (5) years from the date of disclosure, unless otherwise provided in this Agreement. The foregoing restriction will not apply to any information which is (i) already known by the receiving party prior to disclosure, (ii) independently developed by the receiving party prior to or independent of the disclosure, (iii) publicly available,
         (iv) rightfully received from a third party without a duty of confidentiality, (v) disclosed under operation of law without imposition of further confidentiality requirements of the recipient of the Confidential Information, or (vi) disclosed by the receiving party with the disclosing party's prior written approval.

11       MISCELLANEOUS CLAUSES

11.1 Publicity. SA and HP agree not to publicize or disclose the existence or terms of this Agreement to any third party without the prior written consent of the other party except as required by law, as expressly permitted in this Agreement or, in the case of SA, as otherwise deemed necessary by SA or HP in connection with disclosure to shareholders, governmental or other regulatory organizations, and/or SA's professionals, subcontractors or consultants. SA will not publicly acknowledge that it is the source of the Program except as aforesaid. In particular, no press releases shall be made without the mutual written consent of each party. In order to minimize the risk of unintentional disclosures of this Agreement by HP, HP will use its reasonable efforts to inform its employees about the confidential nature of this Agreement.

11.2 Notices. All notices to be given under this Agreement must be in writing addressed to the receiving party's designated recipient specified in Exhibit F. Notices are validly given upon the earlier of confirmed receipt by the receiving party or three days after dispatch by courier or certified mail, postage prepaid, properly addressed to the receiving party. Notices may also be delivered by telefax and will be validly given upon written confirmation of receipt. Either party may change its address for purposes of notice by giving notice to the other party in accordance with these provisions.

11.3 Exhibits. Each Exhibit attached to this Agreement is deemed a part of this Agreement and incorporated herein wherever reference to it is made.

11.4 Independent Contractors. The relationship of the parties established under this Agreement is that of independent contractors and neither party is a partner, employee, agent or joint venturer of or with the other.

11.5 Assignment. Neither party may, directly or indirectly, in whole or in part, neither by operation of law or otherwise, assign or transfer this Agreement or delegate any of its obligations under this Agreement without the other party's written consent. Any attempted assignment, transfer or delegation without such prior written consent will be void. Notwithstanding the foregoing, either party, or their permitted successors, assignees or transferees, may assign or transfer this Agreement or delegate any rights or obligations hereunder without consent, but with at least thirty (30) days advance and written notice to the other party: (1) to any entity controlled by, or under common control with, HP the assigning party, or its permitted successive assignees or transferees; or (2) in connection with a merger, reorganization, transfer, sale of assets or product lines, or change of control or ownership of the assigning party, or its permitted successive assignees or transferees. No such assignment shall constitute a release of the assigning party's obligations, duties and responsibilities under this Agreement. In addition, SA shall have the right to assign its rights to receive any payments from HP under this Agreement, prior communication of at least thirty days
         (30) days to HP. Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

11.6 No Waiver. The waiver of any term, condition, or provision of this Agreement must be in writing and signed by an authorized representative of the waiving party. Any such waiver will not be construed as a waiver of any other term, condition, or provision except as provided in writing, nor as a waiver of any subsequent breach of the same term, condition, or provision.

11.7 Best Efforts Obligation. Except as expressly provided herein, HP may at its sole discretion decide whether or not to use or distribute the Program, as it deem appropriate. Nothing in this Agreement shall be construed or interpreted as placing a "best effort" standard upon HP with respect to the use and distribution of the Program.

11.8 Non-Restrictive Relationship. Nothing in this Agreement shall be construed to preclude HP from independently developing, acquiring from other third parties, distributing or marketing other products which may perform the same or similar functions as the Program provided under this Agreement.

11.9 Export Control. The parties agree to comply with all applicable United States laws and regulations that may govern the export of Program abroad, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce.

11.10 Definition of Days. All references in this Agreement to "days" will, unless otherwise specified herein, mean calendar days.

11.11 Headings. The Section headings used in this Agreement are for convenience of reference only. They will not limit or extend the meaning of any provision of this Agreement, and will not be relevant in interpreting any provision of this Agreement.

11.12 Severability. If any provision in this Agreement is held invalid or unenforceable by a body of competent jurisdiction, such provision will be construed, limited or, if necessary, severed to the extent necessary to eliminate such invalidity or unenforceability. The parties agree to negotiate in good faith a valid, enforceable substitute provision that most nearly effects the parties' original intent in entering into this Agreement or to provide an equitable adjustment in the event no such provision can be added. The other provisions of this Agreement will remain in full force and effect.

11.13 Marketing Authority. Subject to the terms and conditions contained in this agreement, HP shall have the worldwide, nontransferable, non-exclusive right to market the New HP Printer bundling the Program, provided that such marketing is consistent with the terms of this Agreement. Without limiting the generality of the foregoing sentence, nothing in this Agreement will be construed or interpreted to place a "best effort" obligation upon HP with respect to marketing the HP printers and the Program or preclude HP from independently, developing, purchasing, licensing or marketing any product which performs the same or similar function of the Program.

11.14 Entire Agreement. Except as expressly provided for in this Agreement neither party has, in executing this Agreement, relied upon any representation or other statement made by the other party or the other party's agents, representatives, employees, or attorneys. This Agreement represents the entire agreement between the parties with respect to its subject matter, and supersedes all prior communications, understandings, or agreements, whether oral or written. For purposes of construction, this Agreement will be deemed to have been drafted by both parties. No modification of this Agreement will be binding on either party unless in writing and signed by an authorized representative of each party.


11.15 Governing Law. This Agreement will be governed in all respects by the laws of the State of New York without reference to any choice of laws provisions.

11.16 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original.

Agreed:

HEWLETT-PACKARD COMPANY                 Scanvec Amiable, Inc.

By:                                     By: /s/ Ramon Harel
   --------------------------------         -----------------------------------

Print Name: Santiago Morera             Print Name: Dr. Ramon Harel
            -----------------------                 ---------------------------

Title: Controller                       Title: President
       ----------------------------            --------------------------------


Exhibits
--------

Exhibit A         -       Description of Program and Specifications

Exhibit B         -       Pricing

Exhibit C         -       Training
                          Maintenance and Support

Exhibit D         -       Development Program

Exhibit E         -       Quality Plan

Exhibit F         -       Relationship and Account Managers

Exhibit G         -       Epidemic Failures

Exhibit H         -       HP Software License

Exhibit I         -       External Reference Specifications

                                    EXHIBIT A
                    DESCRIPTION OF PROGRAM AND SPECIFICATIONS

The program consists of a PostScript printer driver utilizing standard Macintosh and Windows user interfaces. It is a software printing solution for the HP Hydra Printers in localized Roman and Asian languages ("Hydra PS Lite RIP"). Hydra PS Lite RIP is a printing driver incorporating a true Adobe PostScript 3 interpreter.

The parties may, from time to time, add other programs to this Exhibit upon written agreement; in such case, "Program" or "Software" shall then also apply to such other programs.

The Hydra PS Lite RIP is based on a driver approach that allows the user to print from a variety of applications. The user interface is identical to that of a standard printer driver, with the power of a full Adobe PostScript Raster Image Processor. It is developed for both Windows and Macintosh, and each version is self-contained. There is no need to connect to a Windows computer to print from a Macintosh and vice versa.

Based on HP External Reference Specification (see Exhibit I), SA and HP have agreed on the following requirements:

   Dedicating Engineers (per HP's request) without affecting other HP development timelines
   Incorporation of PDF 1.3 printing

   PCL-3 drivers

   Enhancing Preview functions

   Pantone certification: HP is leading this and is open to being charged if this issue and negotiation requires time or resources from SA.

   Software localization

   Document localization

   KCMY to CMY transformation for glossy media

   Close Loop Color calibration

Summary of key program features:

   Adobe PostScript Level 3 w/PDF 1.3 printing

   ICC profile support

   ColorSync(TM) support

   Print Management

   Job Management

   Thumbnail previews

   Paper layout preview

   Extensive media support

   Extensive font support

   Pantone(TM) certification

 LOCALIZATION


SA will translate the English version into the following languages:
  Spanish
  French
  Italian
  German
  Japanese
  Korean
  Traditional Chinese
  Simplified Chinese

SA will localize the following materials:
  ReadMe
  Install CD Booklet
      Multilingual document
      Both Mac and Windows
  Online Help
  User Guide
     Separate for both Mac and Windows
 Installation Guide

The localization process will begin once English software and documentation have been passed the QA process and HP approves all English documentation and software terminology. The localization process will be a two-phase approach that means the software will be completed first, followed by an HP review process. After HP approves all software terminology, documentation will be localized as the second phase. All documentation will then be reviewed by HP. Time frame estimation for localization phase is 45 to 60 days. The English version has to work with any localized Operating System.

In accordance with HP test plan (Exhibit E), localization will include testing of software on local language operating systems, including:
  Macintosh OS - 8.1, 8.5, 8.6, 9.0
  Windows - 95, 98, NT4.0 Workstation, 2000

 FEATURES

   Hardware Requirements
     32 MB RAM
     400 MB available hard disk space
     Macintosh PowerPC, iMac or compatible Power PC
     IBM PC compatible

   Operating Systems
     Power Macintosh 8.5, 8.6, 9.0
     Windows 95
     Windows 98
     NT4.0 Workstation
     W2000

   Drivers
     Adobe PS4.4 for Windows 95/98 (EFGIS+J and KCT)
     Adobe PS5.1 for WinNT4.0
     Microsoft PScript for WinNT4.0 (KCT)
     Microsoft PScript for W2000 (localizations available)
     Adobe PS8.7 for Macintosh (EFGIS+J and KCT)

  Languages
     True Adobe PS3 (except in WinNT 4.0 for KCT)
     PDF 1.3 and previous (PS3 only)

  Input file formats
     EPS
     PS
     TIFF
     JPEG
     PDF
     BMP (Windows Only)

   Color Management
     Lightness/Darkness Control
     CMYK Percentage Control
     Built-in ICC output profiles (HP media only)
     Support for ICC profiles and CRDs (HP media)
     ColorSync(TM) compatible
     Pantone (TM) Look up tables
     Ink press emulations for SWOP, EuroScale, Toyo and DIC
     Print as grayscale (Mono) option

   Print Management
     Rotate in 90 degree increments
     Mirror Image
     Multiple Copies
     Resizing and Scaling by percent
     Fit to Page
     Center Image on Page
     Support for ANSI, JIS, Arch page sizes
     Custom Page Sizes (for Win95 and Mac only)
     Full Bleed

   Job Control
     Cut after Print
     Pause/Delete Print Jobs
     Thumbnail File Preview
     Page Layout Preview.
     Job Queuing
     Queue Status
     Filename, # copies, print mode, media, status
     Job Information Status Append
     jobs to Queue

   Print modes
     Fast/Normal/Best/Superbest
     CAD selection
     2 Stochastic dithering algorithms
     Max. 600 dpi data resolution (halftoned 1200x600)
     KCMY contone 32bpp raw data format

   Long-axis Printing
     Sheet: 1.625m (64 inches)
     Roll: 15.2m (50 feet)

   Media Support
     Uncoated: Opaque bond, HP vellum, HP Natural Tracing, HP Translucent Bond
     Coated: Coated, Heavy Coated
     Glossy: Photobase glossy, satin
     Film: HP Clear film

   Font Support
     136 Roman fonts (PostScript 3 only)
     2 Japanese Morisawa fonts
     2-byte support for Asian fonts
     Font-Mapper tool for Mac (CTK versions only)
     TrueType
     OpenType
     OCF
     CID

   Connectivity
     HP JetDirect EX with JetAdmin on Mac (Appletalk and TCP/IP) and Windows
      (TCP/IP)
     Direct (parallel) on Windows
     USB port on Mac/Windows

                                    EXHIBIT B

                                     PRICING

1.   LICENSE FEE

The per-unit license fee for the Program shall depend on the number of copies distributed by HP (including HP's subsidiaries, affiliates, divisions and permitted sublicensees), as detailed below:

                   HP Product units              Fee per unit
                        0-5,000                  [information redacted]##
                   5,001 - 12,000                [information redacted]##
                        12,001+                  [information redacted]##

This price is inclusive of Adobe Postscript. It is inclusive of all fonts, except for Japanese version, for which additional purchase of fonts will be required by Adobe Systems, Inc. HP may choose two Morisawa fonts at [information redacted]## or two Heisei fonts at [information redacted]##.

2.   MINIMUM LICENSE FEE

HP agrees to pay a minimum license fee of [information redacted]## units [information redacted]## to SA within one year after the Launch of HP printer, to be invoiced by SA quarterly. If more than [information redacted]## units were sold during this first year of sales, the amount due would be the one corresponding to the license fees for the number of units sold, which would be higher than [information redacted]##.

If less than [information redacted]## units were sold, HP will pay to SA the difference between [information redacted]## as set forth above and the amount of license fees paid for the units sold during the first year of sales. The payment would be made within 30 days after receipt of the appropriate invoice from SA.

Such license fee prepayment shall be applied by HP against payments of the following years of sales due to SA under this Agreement (either for copies of the Program or for Morisawa fonts) and shall not be applied against quarterly license fees payable by HP to SA during the first year of sales pursuant to
Section 6.1 (b) of this Agreement.

3.   NON-RECURRING ENGINEERING (NRE) CHARGES

NRE charges agreed by the parties amount to [information redacted]## which shall be paid by HP to SA, according to the following deliverables schedule (prior reception by HP of the appropriate invoice):

     [Information redacted]## 30 days after Beta release in English version; [Information redacted]## within 30 days of the delivery of the Complete
       Copy of the Program in the English version.
     [Information redacted]## within 30 days of the delivery of FIGS/J gold master HP Product, planned on 16-Oct-00
     [Information redacted]## within 30 days of the delivery of KCT Gold Master, planned on 16-Oct-00

The [information redacted]## NRE charges is based on the following assumptions:

Design and Development: SA estimates that this project will be 9 man-months of R&D resources. The required expertise includes:

  PC drivers
  Mac drivers
  Color
  Adobe CPSI
  RIP

-------------------
## The information contained in this portion of the agreement has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
                                       19

Project Management

A simplified installer compared to that provided for the 488 project, that will guarantee clean un-installation and reinstallation.

HP's requirements is that no existing HP projects, resources, or schedules will be disrupted by this Development Program unless caused or created by HP.

    [Information redacted]## man-months = [information redacted]## man-hours
         (at [information redacted]##/hour) = [information redacted]##

QA & DTP application testing : SA estimates that this project will be 5 dedicated man-months of QA resources. Quality assurance testing of different software applications, different computer hardware environments, OS language environments etc. Reference HP Test Plan (Exhibit E). Does not include the cost of obtaining (buying) software applications.

    [Information redacted]## man-months = [information redacted]## man-hours
          (at [information redacted]##/hour) = [information redacted]##

Localization - This cost is relatively fixed and includes translation of software of User Guides, installation instructions, ReadMe, Install CD, and Online Help. These localizations are for both Macintosh and Windows. The unit cost is [information redacted]## per language.

8 non-English languages = [information redacted]##
(French, Italian, German, Spanish, Japanese, Korean, Chinese-Simplified, Chinese-Traditional)

4. OPTIONAL FEES

In the case of requiring more features, HP would pay SA the following amounts:

     Profile creation - In the case of changing one of the following variables:
     Ink, Media, Resolution, and Dithering pattern, the NRE cost would be:

          Per-profile creation = [information redacted]##

     Closed loop color calibration - The NRE would be:

     [information redacted]## man-month = [information redacted]## man-hours
          (at [information redacted]##/hour)= [information redacted]##

     Some variables may prompt an update of the OEM Product:
     Macintosh OS X
     localized Adobe PS drivers
     localized Adobe installers
     color calibration via bi-directional printer communication

     New NRE's will be proposed at that time per HP's request.

     4. LICENSE FEE CALCULATION

     License fees will be calculated on a quarterly basis based on number of HP Products shipped by HP during each HP fiscal quarter. HP will provide SA a quarterly licensing report within 15 days after the end of HP's fiscal quarter listing total units sold broken out by Japan and the rest of the territory and license fees due.

     At the end of the first year of sales, an accounting will be prepared to verify the attainment of the minimum license fees agreed under this Agreement.

-------------------
## The information contained in this portion of the agreement has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

5. LICENSE FEE PAYMENT

All license fees due in accordance with the term of this Agreement shall be paid in US Dollars within 30 days after the end of the HP fiscal quarter, prior reception of the appropriate invoice by HP.

SA shall send its invoices at the following address:


                             Hewlett-Packard Company
                            Attn. Paula Collins 15AC
                                 P.O. Box 10555
                           Palo Alto, California 94304
                                     U.S.A.

                                    EXHIBIT C

                                    TRAINING
                             MAINTENANCE AND SUPPORT


TRAINING

1 - The training material must be developed by SA with HP Sales Support. Some checkpoint dates will be defined and agreed during the development of this material, for HP support review. A first draft of the training material has been submitted to HP.

2 - The final training material must be delivered from SA to HP before July 31st 2001.

3 - HP will train the different CCC with the material delivered by S.A., and HP will have the right to change, modify, add or delete any information HP consider necessary, with the agreement of SA.

4 - No training will be required on color profiling

5 - The training material should cover, but not be limited, to the following:
    Objectives of the RIP: What RIP can and can't do Installing/uninstalling the RIP
    RIP functions
    RIP as a driver. How to create a Desktop printer. How to create a
     Windows printer.
    Printing from applications: PhotoShop, CorelDRAW!, QuarkXpress, Illustrator,
     FreeHand

The training subjects will be complemented by SA with HP Sales Support. All training materials are to be provided by SA in written format.

2.   MAINTENANCE AND SUPPORT

Telephone Technical Support. SA agrees to provide telephone technical support, during normal business hours of SA, to designated employees of HP and regarding certain customer situations that HP cannot resolve on their own. Initial response time for telephone technical support will be 24 hours. HP is responsible, at its cost, for providing technical support to its customers and end-users that acquire copies of the Program.

"Bug" Fixes. SA agrees to use its reasonable efforts to remedy any bugs in the Program as soon as possible. In cases where severity assigned to the bug is 7 or higher or the bug represents a substantial risk to the sales and/or business of HP, SA will make all its reasonable efforts to provide a remedy within 14 business days from the HP notices advising the bug. For other bugs, SA will make reasonable efforts to provide remedies during the next scheduled update.

Support process. The support process is described in the following flow chart:

                                    EXHIBIT D

                               DEVELOPMENT PROGRAM

MILESTONE SCHEDULE

        Milestone

Specifications agreed upon

Technical Specs/testing plan ready

Contract Signed

Start of project

Receive prototype

ICD closed loop color decision

Alpha Release English

1st draft training Documentation

Beta Release English

Final training Documentation

English Release Candidate
Draft of English documentation
English Gold Master

Start FIGS/J localization
Start KCT localization

FIGS/J Release Candidate
Drafts of FIGS/J Release
Candidates

FIGS/J Gold Master

KCT Release Candidate
Drafts of KCT Release Candidates

KCT Gold Master

This time schedule is subject to change and revision as mutually determined by HP and SA.

                                    EXHIBIT E
                                  QUALITY PLAN

       The quality plan is described in the following Test Specification:

--------------------------------------------------------------------------------

                  Hydra PostScript Lite: software RIP for Hydra

                               Test Specification

                                   Version 1.2

                            Authors: Andres Gonzalez

                                 Date: 2/May/00
                               Distribution List:

                     Xavier Gomez - PostScript Group Manager

                 Andres Gonzalez - Postscript Solutions Engineer

                           Alfredo Perez - Technician

                         Scanvec-Amiable representatives

--------------------------------------------------------------------------------
References:

Hydra PostScript Lite: External Reference Specification

Hydra PostScript Lite: Interface Specification

--------------------------------------------------------------------------------


Changes History:


Revision 270600             Page 25 of ?

Version 1.0               6/Mar/00     First version
Version 1.1               8/Mar/00     Changed to Adobe PS 4.4 and 8.7
Version 1.2               2/May/00     Added QA requirements


Revision 270600             Page 26 of ?

 TABLE OF CONTENTS

  1.  INTRODUCTION ...........................................................23

  2.  TEST SCOPE .............................................................23

  3.  RESOURCES ..............................................................24

  4.  AREAS NOT TO BE TESTED .................................................24

  5.  AREAS TO TEST ..........................................................24
      5.1. INSTALLATION ......................................................24
      5.2. FILE/JOB PROPERTIES ...............................................24
      5.3. PRINTING FOR TIER 1 APPLICATIONS ..................................24
      5.4. PRINT QUALITY .....................................................25
      5.5. FIRMWARE INTERACTION ..............................................25
      5.6. CONNECTIVITY ......................................................25
      5.7. DOCUMENTATION . ...................................................25
      5.8. LOCALIZATION ......................................................25
      5.9. FONT DOWNLOADING ..................................................25
      5.10.FONTMAPPER TOOL ...................................................26
      5.11.TEST SCENARIOS ....................................................27
  6.  QA PROCESS..............................................................29
      6.1. SCANVEC-AMIABLE RESPONSIBILITIES ..................................29
      6.2. HP RESPONSIBILITIES ...............................................29
      6.3. DEFECT REPORT......................................................29
      6.4. ACCEPTANCE CRITERIA................................................29

Revision 270600             Page 27 of ?

1 Introduction

This document describes the Quality-testing Plan for the Hydra Postscript Lite solution. It is intended to document the overall quality expectations as well as the focus areas of the project from the software RIP point of view.

The Hydra PS Lite solution consists of

Hydra base printer (24" and 42" sizes)
Adobe PS drivers
Scanvec-Amiable's software RIP, bundled with the printer in CD
Optionally: JetDirect EX device, to connect the printer to a LAN
Readme, on-line help, User and Installation guides for RIP software

Please, look at the latest version of the "Hydra PS Lite External specification" for a description of product features.

In short, this product is very similar to the HP DesignJet 488 previous product developed by Scanvec-Amiable for HP, the main differences are:

Sizes are 24" and 42" instead of D and E
Higher resolution printmodes
USB support
Print as grayscale
New versions of Adobe PS drivers
No Advisor installation screens
PCL3GUI instead of RTL
KCMY contone
Compression of raster data

In the next table you will see the list of Adobe PS drivers to customize. Notice that we will provide 2 different solutions for different localization groups.

--------------------------------------------------------------------------------
Mac              EFGISJKCT                                    Adobe PS 8.7 + PPD
--------------------------------------------------------------------------------
Windows 9X       EFGISJKCT                                    Adobe PS 4.4 + PPD
--------------------------------------------------------------------------------
Windows NT 4.0   EFGIS and Japanese                           Adobe PS 5.1 + PPD
--------------------------------------------------------------------------------
                 Korean, Simplified and Traditional Chinese     MS PScript + PPD
--------------------------------------------------------------------------------
Windows 2000     EFGISJKCT                                      MS PScript + PPD
--------------------------------------------------------------------------------

2 Test scope

System Test Goals

Focus on the software RIP solution.
Test driver + PPD, applications, software RIP and firmware interaction. Strong test for the English version
Sanity test for the following localizations: French, German, Spanish, Italian and Japanese.
Specific test for the following localization's (they are based on different implementation): Korean, Simplified and Traditional Chinese
Focus on top applications, using the version recommended in this document or later


Revision 270600                     Page 28 of 1

Beta, Release Candidates and GoldMaster versions of the software RIP

The priority and effort in testing the different platforms will be as following:

------------------------------------------------------------------------------------------------
MAC G3 or G4                           MAC OS 8.6          Sanity test
------------------------------------------------------------------------------------------------
                                       MAC OS 8.5          Sanity test
------------------------------------------------------------------------------------------------
                                       MAC OS 8.1          Sanity test for Asian localizations
------------------------------------------------------------------------------------------------
                                       MAC OS 9            Strong test
------------------------------------------------------------------------------------------------
iMAC                                   MAC 0S 9            Sanity test
------------------------------------------------------------------------------------------------
Kayak XU or similar PC                 Windows 98          Strong test
------------------------------------------------------------------------------------------------
                                       Windows 95          Sanity test
------------------------------------------------------------------------------------------------
                                       Windows NT 4.0      Strong test
------------------------------------------------------------------------------------------------
                                       Windows 2000        Sanity test
------------------------------------------------------------------------------------------------

3 Resources

According to the description above, ScanvecAmiable's QA leader will setup the right infrastructure (hardware, Operating Systems, applications in the different languages) in his site in order to implement all the testing scenarios.

4 Areas NOT to be Tested

Old versions of applications. Latest version in the market will be the application to choose. For some localization the latest version available could be different to the English one.

Registration application
Windows 3.1, Windows NT 3.51
Tier 2, 3 applications
MAC OS 8.0 and previous versions
MAC OS X

5 Areas to Test

The test is going to check different scenarios organized in major feature groups described below.

5.1 Installation

Revision 270600                   Page 29 of 1

Ensure that every installation options work in the proper way. The test will ensure that the files are installed in the correct place. We will test also common use scenarios of the installer like reinstalling and installing over a previous version of the driver.

This test will be run on all localizations also, for all the hardware platforms, as described below.

5.2 File/Job properties

Test printing features added in the printing solution that are commonly used by the users like custom pages, scaling, rotation, copies, etc. We will test these options with a known application that generates Postscript properly, like Illustrator, and others that bypasses some driver options like PageMaker.

5.3 Printing for tier 1 applications

Printing with combinations of HP added features, simple plots, using tier 1 applications. This test is intended to find out interactions between applications and the software RIP solution. This test will be done manually.

The test will verify printing from graphic arts applications, as well as drag-and-drop of print files. In general, we will try to use the latest version available in the market, and the new versions that we could obtain in a beta stage.

Below you have a table with the applications and versions to be tested on each operating system platform. The localizations will be testing always using the localized operating system with the localized application, so, we will not test, for instance, PhotoShop in English on the W95 Korean version.

--------------------------------------------------------------------------------
MAC OS 8.1             Adobe PhotoShop     5.X                              5.0
                       Adobe PageMaker
                       Adobe Illustrator
                       FreeHand            4.0
                       QuarkXpress
--------------------------------------------------------------------------------
MAC OS 8.5.1, or       Adobe PhotoShop                     5.0
MAC OS 8.6, or         Adobe PageMaker     6.5                              6.5
MAC OS 8.7             Adobe Illustrator   8.0             8.0              8.0
                       Adobe InDesign      1.0
                       FreeHand            4.0
                       QuarkXpress
--------------------------------------------------------------------------------
Windows 95, or 98.     PhotoShop           5.5             5.5              5.5
--------------------------------------------------------------------------------
Windows NT4.0 or       PhotoShop           5.0
--------------------------------------------------------------------------------

5.4 Print quality

There are a set of Print modes to select according to the QA required by the user. The options are: Fast, Normal, Best, also you could modify the Print mode by using the options:
"Maximum detail" for higher resolution modes
"Optimize for CAD drawings" to run specific CAD print modes.


Revision 270600                  Page 30 of 1

5.5 Firmware interaction

Test interaction between SW RIP settings and printer settings (selected in the printer's front panel), check that there are not unexpected interactions.

5.6 Connectivity

Will test printing through different protocols (Parallel, Appletalk, USB and TCP/IP). The 10 options to test are going to be different for MAC and Windows:

-------------------------------------
MAC                 V             V
-------------------------------------
Windows      V             V      V
-------------------------------------

5.7 Documentation.

Check that all documentation in all languages is readable and the help is integrated with the driver. Also check that text and screen shots are synchronized and using the same terminology.
The documentation will be:
Readme
On-line help
Installation Guide
User Guide

5.8 Localization

We are assuming that in most of the cases the driver software is similar to the English version except for localized strings on the user interface and PPD. So, most of the work will consists on inspection of user interface dialog boxes to ensure that the strings fit in the dialog boxes. Also a simple plot will be printed, to ensure that translated strings inside the PPD do not break functionality.
In the case of Asian localization using different Adobe or Microsoft drivers, also the functionality must be tested.

5.9 Font downloading

Check that PostScript fonts work properly
Japanese Morisawa fonts
Korean (Sandoll, Hancom, Yoon), Simplified Chinese (Hanyi, Founder) and Traditional Chinese (Arphic) Font Mapper for Korean and Chinese versions

Check that Truetype and Opentype fonts work properly.

5.10 FontMapper tool

This functionality will be implemented only for Korean and Chinese MACINTOSH versions, so it requires an additional test.
There will be additional documentation for this Font Mapper tool.


Revision 270600                  Page 31 of 1

5.11 Test scenarios

Below there is a description of the different scenarios for the solution for FGIS and Japanese localizations.

---------------------------------------------------------------------------------------------------------------------
Scenario Identification                          MacG3     MacG3_8.6    iMac      MAC 8.5     98         95
---------------------------------------------------------------------------------------------------------------------
Hardware                                         G3        G3           iMac      8500        Kayak XU   Kayak XU
---------------------------------------------------------------------------------------------------------------------
Operating System                                 MacOS 9   MacOS 8.6    MasOS 9   MacOS 8.5   Win98      Win95
---------------------------------------------------------------------------------------------------------------------
Printer IO                                       USB       Appletalk    USB       AppleTalk   TCP/IP     Parallel/USB
---------------------------------------------------------------------------------------------------------------------
Installation
Installation/Printing on clean machine            V          V           V            V          V           V
Reinstallation, and print                         V          V           V            V          V           V
Check registry entries and file installations     V          V           V            V          V           V
Check installation of HP ICC and Colorsync        V          V           V            V          V           V
Preview functionality
Check all the options                             V                                              V
Multipage preview                                 V                                              V
Use Show Preview check box options                V                                              V
File Job properties
Resizing, Scaling, Fit to page produces           V                                              V
Each imaging print mode works properly: fast,     V                                              V
Pages Width and length are correct as you         V                                              V
Custom page size definition                       V                                              V
Mirror and rotation works properly                V                                              V
Stress by sending a lot of jobs to print          V                                              V
Nesting                                           V                                              V
N copies and N up pages                           V                                              V
Printing from Tier 1 Apps
ICC profile selection in Application and RIP      V                                              V
Custom page + scale to custom                     V                                              V
Multipage printing                                V                                              V
Connectivity
Test IPX connection                                                                              V           V
Remote queue (MAC client to MAC server)           V                                    V
W98 client to Windows RIP server
Color management
Color Management done by Application              V                                              V
Color Management done by SW RIP                   V                                              V
Pantone Colors matching                           V                                              V
Color Adjustment controls work properly           V                                              V
Rendering Intents                                 V                                              V
Print As Gray                                     V                                              V
Firmware interaction
Interaction with front panel settings on          V                                              V
Documentation (English)
Launch HP Help from the RIP                       V                                              V
Review Installation/User Guides                   V                                              V
Review on-line Help and Readme files              V                                              V
       Localization ( FGIS and Japanese)
Install + Print + Check UI                        V          V           V            V          V           V
Check documentation                               V                                   V          V
Font downloading
PostScript, Truetype and Opentype fonts           V                                   V          V

---------------------------------------------------------------------
Scenario identification                             NT         W2000
---------------------------------------------------------------------
Hardware                                            Kayak XU   Kayak
---------------------------------------------------------------------
Operating System                                    WinNT4.0   W2000
---------------------------------------------------------------------
Printer IO                                          TCP/IP     USB
---------------------------------------------------------------------
Installation
Installation/Printing on clean machine                 V        V
Reinstallation, and print                              V        V
Check registry entries and file installations          V        V
Check installation of HP ICC and Colorsync             V        V
Preview functionality
Check all the options                                  V
Multipage preview                                      V        V
Use Show Preview check box options                     V
File Job properties
Resizing, Scaling, Fit to page produces                V
Each imaging print mode works properly: fast,          V        V
Pages Width and length are correct as you              V
Custom page size definition                            V
Mirror and rotation works properly                     V
Stress by sending a lot of jobs to print               V
Nesting                                                V
N copies and N up pages                                V
Printing from Tier 1 Apps
ICC profile selection in Application and RIP           V        V
Custom page + scale to custom                          V        V
Multipage printing                                     V        V
Connectivity
Test IPX connection                                    V        V
Remote queue (MAC client to MAC server)
W98 client to Windows RIP server                       V        V
Color management
Color Management done by Application                   V
Color Management done by SW RIP                        V
Pantone Colors matching                                V
Color Adjustment controls work properly                V
Rendering Intents                                      V
Print As Gray                                          V
Firmware interaction
Interaction with front panel settings on               V        V
Documentation (English)
Launch HP Help from the RIP                            V        V
Review Installation/User Guides                        V        V
Review on-line Help and Readme files                   V        V
       Localization ( FGIS and Japanese)
Install + Print + Check UI                             V        V
Check documentation                                    V        V
Font downloading
PostScript, Truetype and Opentype fonts                V        V

Revision 270600                     Page 32 of 1

Below there is a description of the different scenarios for the solution for KCT localizations.
In the testing you should use the locale operating system jointly with the localized applications, for instance, Photoshop Korean version is to be tested on MAC OS Korean version.
The Simplified Chinese localization will be intensevely tested, and there will be a light test for the Korean and Traditional Chinese localizations.

---------------------------------------------------------------------------------------------------------------------
Scenario identification                          MacG3     MacG3_8.6    iMac      MAC 8.1     98         95
---------------------------------------------------------------------------------------------------------------------
Hardware                                         G3        G3           iMac      8500        Kayak XU   Kayak XU
---------------------------------------------------------------------------------------------------------------------
Operating System                                 MacOS 9   MacOS 8.6    MasOS 9   MacOS       Win98      Win95
---------------------------------------------------------------------------------------------------------------------
Printer IO                                       USB       Appletalk    USB       AppleTalk   TCP/IP     Parallel/USB
---------------------------------------------------------------------------------------------------------------------
Installation
Installation/Printing on clean machine            V          V           V            V          V           V
Reinstallation                                    V          V           V            V          V           V
Installation with previous driver and print       V          V           V            V          V           V
Removing previous driver and print                V          V           V            V          V           V
Check installation of HP ICC and Colorsync        V          V           V            V          V           V
Preview functionality
Check all the options                             V                                   V          V
Multipage preview                                 V                                   V          V
Use Show Preview check box options                V                                   V          V
File Job properties
Resizing, Scaling, Fit to page produces           V                                   V          V
Each imaging print mode works properly: fast,     V                                              V
Pages Width and length are correct as you         V                                              V
Custom page size definition                       V                                              V
Mirror and rotation works properly                V                                              V
Stress by sending a lot of jobs to print          V                                              V
Nesting                                           V                                              V
N copies and N up pages                           V                                              V
Printing from Tier 1 Apps
ICC profile selection in Application and RIP      V                      V            V          V
Custom page + scale to custom                     V                                              V
Multipage printing                                V                                              V
Connectivity
Test IPX connection                                                                              V           V
Remote queue (MAC client to MAC server)           V
W98 client to Windows RIP server
Color management
Color Management done by Application              V                                              V
Color Management done by SW RIP                   V                                              V
Pantone Colors matching                           V                                              V
Color Adjustment controls work properly           V                                              V
Rendering Intents                                 V                                              V
Print As Gray                                     V                                              V
Documentation (Simplified Chinese)
Launch HP Help from the RIP                       V                                              V
Review Installation/User Guides                   V                                              V
Review on-line Help and Readme files              V                                              V
Localization (KT)
Install + Print + Check UI                        V          V           V            V          V           V
Check documentation                               V                                   V          V
Fonts downloading
Font mapper tool                                  V                                   V
PostScript, Truetype and Opentype fonts           V                                   V          V

---------------------------------------------------------------------
Scenario identification                           NT         W2000
---------------------------------------------------------------------
Hardware                                          Kayak XU   Kayak XU
---------------------------------------------------------------------
Operating System                                  WinNT4.0   W2000
---------------------------------------------------------------------
Printer IO                                        TCP/IP     USB
---------------------------------------------------------------------
Installation
Installation/Printing on clean machine               V        V
Reinstallation                                       V        V
Installation with previous driver and print          V        V
Removing previous driver and print                   V        V
Check installation of HP ICC and Colorsync           V        V
Preview functionality
Check all the options                                V
Multipage preview                                    V        V
Use Show Preview check box options                   V
File Job properties
Resizing, Scaling, Fit to page produces              V
Each imaging print mode works properly: fast,        V        V
Pages Width and length are correct as you            V
Custom page size definition                          V
Mirror and rotation works properly                   V
Stress by sending a lot of jobs to print             V
Nesting                                              V
N copies and N up pages                              V
Printing from Tier l Apps
ICC profile selection in Application and RIP         V        V
Custom page + scale to custom                        V        V
Multipage printing                                   V        V
Connectivity
Test IPX connection                                  V        V
Remote queue (MAC client to MAC server)
W98 client to Windows RIP server                     V        V
Color management
Color Management done by Application                 V
Color Management done by SW RIP                      V
Pantone Colors matching                              V
Color Adjustment controls work properly              V
Rendering Intents                                    V
Print As Gray                                        V
Documentation (Simplified Chinese)
Launch HP Help from the RIP                          V        V
Review Installation/User Guides                      V        V
Review on-line Help and Readme files                 V        V
Localization (KT)
Install + Print + Check UI                           V        V
Check documentation                                  V        V
Fonts downloading
Font mapper tool
PostScript, Truetype and Opentype fonts              V        V

Revision 270600                     Page 33 of 1

6 QA process

6.1 Scanvec-Amiable responsibilities

Provide weekly report of detected issues, containing the information about all the problems detected in the testing process, and showing the progress on fixing them.
Provide intermediate beta, release candidate, and gold master versions by FTP for all the localizations in order to do some checks in HP
Deliver intermediate and final versions of documentation
(English and localizations)
Assist HP in the reproduction of the problem by providing the required information that HP may need in any specific situation. Sometimes will be needed additional testing or the duplication of the reported problem in the HP site.

6.2 HP responsibilities

Deliver test specification document (this one) in order to clarify QA expectations. Scanvec-Amiable will help on fine tuning it in order to use this document as the base for the test plan.
Report of issues found during software and documentation reviews/audits
Test suites including some representative master images for reference on testing: throughput and image quality
Help to identify the right owner when the problems are related to:
  printer's firmware: follow up with HP R&D firmware engineers
  Adobe applications or Adobe PS drivers: follow up with Adobe.


6.3 Defect Report

A defect report is expected for all defects found during each test phase. This document should include the following information:
Defect description
Defect number in database tracking system
Steps to reproduce the defect
Current status
Release found
Release fixed
Test that covers the defect
Severity.


Revision 270600                   Page 34 of 1

The severity is to be assigned based on the following parameters:

1->misunderstood, isolated or aesthetic
3->Corner Case
5->Deviates from Specs. Average user sees. Workaround exists.
7->Deviates from Specs. Average user sees. No workaround exists.
9->Very frequent; possible machine damage.

The report should also include any information related to known problems, even if it has been agreed not to fix them.

6.4 Acceptance Criteria

First Release Candidate:
Test execution by SA of all test scenarios included in the test plan
No open defects with severity > 3 will exist in the defects tracking system unless previously agreed to by Hewlett Packard and SA.

Subsequent Release Candidates:
Execution of subset of test scenarios selected by SA that guarantee full functionality
No open defects with severity > 3 will exist in the defects tracking system, unless previously agreed to by Hewlett Packard and SA. This includes any defects found by SA as well as any reported directly by HP(or any HP representative in Testing tasks)


Revision 18/12/00                   35

                                    EXHIBIT F
                          ACCOUNT/RELATIONSHIP MANAGERS

HP                                   SA
Andrew Mackenzie                     Randy Nepomuceno
Hewlett-Packard Espanola, S.A        Scanvec Amiable, Inc.
Avda. Graells, 501                   Two International Plaza, Suite 625
08190 Sant Cugat del Valles          Philadelphia, PA 19103
Spain                                USA
Tel: 34 93 582 26 09                 Tel: ++1-610-521-6300, ext 105
Fax:                                 Fax: ++1-610-521-0111




DESIGNATED RECIPIENT FOR NOTICE

HP                                   SA

Andrew Mackenzie                     Randy Nepomuceno
Hewlett-Packard Espanola, S.A        Scanvec Amiable, Inc.
Avda. Graells, 501                   Two International Plaza, Suite 625
08190 Sant Cugat del Valles          Philadelphia, PA 19103
Spain                                USA
Tel: 34 93 582 26 09                 Tel: ++1-610-521-6300, ext 105
Fax:                                 Fax: ++1-610-521-0111



Revision 18/12/00                      36

                                    EXHIBIT G
                               HP SOFTWARE LICENSE

ATTENTION: Use of the Software is subject to the HP Software License terms set forth (below). Using the software indicates your acceptance of these license terms. If you do not accept these license terms, you must return the product for a full refund. If the Software is supplied with another product, you may return the entire unused product for a full refund.

HP Software Product License Agreement (HP DesignJet printer software)

1. The license is granted in return for purchase of the associated HP DesignJet printer or payment of the appropriate fee as specified by HP.

A non-exclusive license is granted for each associated HP DesignJet printer to use the Software solely for: one full-featured server installation and use, and, unlimited number of users installation and use.

This license binds the customer who opens this Software package and any transferee authorized pursuant to section 8 below. For purposes of this License:
The term "user" means such customer and any authorized transferee; and The term "use" means storing, loading, installing, executing, or displaying the Software.

4. The Software may not be duplicated or copied except for purposes of installing and using it according to the terms of this License, or for archival, backup, error identification, or replacement of defective media. All copies of the Software must bear the copyright and other proprietary notices on or in the original media as well as any restricted rights legends on or in the original media.

5. This License does not include the right to updates, upgrades, or other enhancements. However, this License does apply to any update, upgrade, or other enhancement provided by HP. HP reserves the right to require an additional license and fee for use of the Software on any upgraded computer, processor or controller.

6. This license confers no title or ownership in the Software, and confers no rights whatsoever in any associated source code or in any other intellectual property of HP or its third party supplier(s). This License is not a sale of any rights in the Software.

7. The Software may not be disassembled, decompiled, decrypted, or reverse engineered unless HP's prior written consent is either obtained or not required by law. In some jurisdictions, HP's consent may not be required for disassembly or decompilation. Upon request, the user will provide HP with reasonably detailed information regarding any disassembly, decompilation, decryption, or reverse engineering.

8. This License is transferable subject to HP's prior written consent and payment to HP of any applicable transfer fee(s), and subject to the transferee's agreement in writing to the terms and conditions of this License. Upon any such transfer, the transferor will immediately deliver all copies of the Software to the authorized transferee, and the transferor's rights under this License will automatically terminate. This License is also binding on any involuntary transferee.

9. Any third party supplier of the Software may protect its rights in the Software against violations of this License, including any infringement of the third party supplier's copyright(s).


Revision 18/12/00                      37

10. HP may terminate this License upon notice to the user for failure to comply with this License. Immediately upon the termination of the License, the user will destroy or return to the License, the user will destroy or return to HP all copies of the Software, including all copies from any adaptation into which such copies are merged (except for individual pieces of user data in a related database).

11. If the Software is licensed for use by the U.S. government, the user agrees that the Software has been developed entirely at private expense and is delivered as "Commercial Computer Software" as defined in DFARS 252.227-7013 or as "Restricted Computer Software" as defined in DFAR 52.227-19, as appropriate.

12. User may not export or re-export the Software or any copy or adaptation in violation of any applications or regulations.


Revision 270600              Page 38 of 1

                                    EXHIBIT H

                        EXTERNAL REFERENCE SPECIFICATION

--------------------------------------------------------------------------------
             Hydra PS Lite (SW RIP) External Reference Specification

                                   Version 3.0

                            Authors: Andres Gonzalez

                               Distribution List:
                         ScanvecAmiable representatives

                 Xavier Gomez - R&D PostScript Solutions Manager

               Andres Gonzalez - R&D Postscript Solutions Engineer

                            Marketing Product Manager

             Albert Paniello - Marketing SW Solutions Group Manager

--------------------------------------------------------------------------------
References:
 DJ488 software R I P documentation

--------------------------------------------------------------------------------

Changes History:
Version 1.0         10/Dec/99      First version
Version 1.1         13/Dec/99      Version reviewed by PS group manager and Marketing
Version 1.2         17/Dec/99      Feedback from ScanvecAmiable
Version 2.0         23/Feb/00      Closed spec according to agreement
Version 3.0          8/Mar/00      New Adobe drivers to be used for MAC and W95/98, fully localized


Revision 270600                  Page 39 of 1


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                               Table of Contents


1         INTRODUCTION                                                35
2         HYDRA PLATFORM DESCRIPTION                                  35
3         HYDRA PS LITE PRODUCT OVERVIEW                              35
3.1       OVERVIEW                                                    35
3.2       PRODUCT NAME                                                36
4         PRODUCT DELIVERABLES                                        36
4.1       INSTALLATION                                                36
4.4.1     Copyright Protection                                        36
4.1.2     Macintosh                                                   36
4.1.3     Windows                                                     36
4.1.4     JetAdmin                                                    36
4.2       DOCUMENTATION                                               36
5         REQUIREMENTS                                                37
5.1       FEATURES LIST                                               37
5.2       DRIVERS                                                     39
5.3       LOCALIZATION                                                39
5.4       INPUT FILES                                                 39
5.5       COLOR MANAGEMENT                                            39
5.5.1     KCMY to CMY transformation                                  39
5.5.2     Ink press emulation                                         39
5.6       PRINT MANAGEMENT                                            39
5.7       JOB CONTROL                                                 39
5.8       PRINT MODES                                                 39
5.8.1     Dithering                                                   40
5.9       FONT SUPPORT                                                40
5.9.1     Japan                                                       40
5.9.2     Korea                                                       40
5.9.3     China                                                       40
5.9.4     Taiwan                                                      40
5.9.5     Roman Fonts                                                 40
5.9.6     TrueType                                                    40
5.8.7     Font Substitution                                           41
5.9.8     Unsupported Fonts                                           41
0         Connectivity                                                41
5.11      Throughout requirements (TO BE CONFIRMED)                   41
5.12      Color accuracy (TO BE CONFIRMED)                            41
5.13      User Interface                                              42
5.14      Demo prints and Test plots                                  42
5.15      Localization                                                42
6         QUALIFICATION                                               42
7         TRAINING, SUPPORT AND MAINTENANCE                           42
8         SCHEDULE                                                    42


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1        Introduction

The purpose of this document is to define the software RIP solution for the coming Hydra platform (HP DesignJet).
It will be used to communicate UP ICD requirements so that a third party company can understand our needs and could provide a proposal including resources, schedule, financials, support and maintenance information.

2        Hydra platform description

The Hydra platform is one of the next HP DesignJet products:
Large format printer: 42" and 24"
Printing specs:
         4 user replaceable print heads CMYK
         600x6OO dpi input raster data (available 1200x600 halftoned printmode) Ink supplies: 74cc CMYK
Supported medias: same as hydra base platform
Connectivity specs:
         2 EIO slots in rear left side, for upgrade
         HP JetDirect network card (in one of the expansion slots).
          Part number: J3113-61013
         USB, Parallel
         AppleTalk
         TCP/IP (LPR in MAC)
16Mbytes RAM
Graphics data paths: KCMY 32 bits per pixel
HP IO data compression facilities
Languages: PCL3GUI embedded interpreter
No internal disk
Hydra Windows base unit engine

3        Hydra PS Lite product overview

3.1      Overview

The complete system is either a 24" or 42" size printer bundled with RIP software, networking capability via JetDirect and JetAdmin, two
Japanese fonts, and the roll feed mechanism.
The product will be affordable, easy to use, provide high image quality, and be plug and play.
All of this will be available to graphic artists, advertising agencies, and in-house graphics departments as a localized solution in English, French, Italian, German, Spanish, Japanese, Korean, Simplified Chinese, and Traditional Chinese (EFISG + JCTK).

The RIP looks and acts like a printer driver but with many of the capabilities that can be found only in a fullfeatured RIP. This driver RIP (DRIP), using standard Macintosh and Windows user interfaces, gives customers an easy to use product with very simple installation and set up. This DRIP is as easy to use as selecting 'Print' from your favorite software application.

Some of the key product features are summarized below. These and the other features are described in detail in the following sections.

     PS level 3, and PDF 1.3 printing


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     Support for ICC profiles and ColorSync(TM)
     Print management
     Job management
     Thumbnail preview (File Preview)
     Paper layout preview (linked to the media size)
     2 different stochastic dithering algorithms
     Broad media and font support
     Pantone (TM) certified

3.2      Product Name

Two product SKU's have been defined for internal material lists and customer ordering.

Hewlett-Packard DesignJet XXX (24" size)
Hewlett-Packard DesignJet XXX (42" size)

4        Product deliverables

ICD will receive 2 CD-ROMs:

Roman CD-ROM, including EFGIS versions for Macintosh and Windows
Asian CD-ROM, including EJKCT versions for Macintosh and Windows

4.1      Installation

The CD ROMs will use an autorun mechanism to automatically "boot up" for either platform when the CD is inserted in the drive provided that this feature is supported on the host computer. If autorun is not supported the user will start the installation by launching a setup application located at the root level of the CD. The start-up screen gives the user the option to select one of the supported languages. Once a language has been selected all other dialog box selections, prompts, and user help will be in that same language.

         4.1.1    Copyright Protection

The SW RIP will check the printer's model identification at installation time in order to ensure the device is licensed to use the RIP facilities.

The Japanese version of the software will implement a software protection scheme that will be password protected. This will allow the installation of the two Japanese fonts. The password will be in the form of a user number and product password.

         4.1.2    Macintosh

OpenTransport (latest available version)
Adobe PS Driver (PostScript 3)
RIP Software
2 Morisawa Japanese Fonts
Online Documentation

         4.1.3    Windows

Adobe PS Driver for Windows 95/98 (PostScript 3)
Adobe PS Driver for Windows NT4.0 in EFIGS+J (PS level 3)
Microsoft PScript driver for Windows NT4.0 KCT (PS level 2)
Microsoft PScript driver for W2000 (PS level 3)



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RIP Software
JetAdmin (latest version)
2 Morisawa Japanese Fonts
Online Documentation
Acrobat Reader, latest version available depending on the localization

         4.1.4    JetAdmin

HP will provide a tool to create an installer for JetAdmin. This will simplify the process of installing the JetDirect card. HP will also provide JetDirect/JetAdmin documentation to be included in the user guide.

4.2      Documentation

The documentation will consist of four parts, similar to the DJ488 RIP one:

Readme File, including last time information about troubleshooting, tips and tricks not included in the User or Installation guides
Multilingual Install CD Booklet
User's Guide
Installation Guide
Online Help

The Install booklet will be a printed insert into the CD as part of the CD cover. The CD cover is to be a tri-fold which includes:
cover illustration
one section of installation instructions for each available language
          (EFIGSJKCT). Each page of instructions is for both Mac and Windows. The instructions are a simple list of steps in the installation process. Detailed installation instructions are to be located in the Installation Guide.

The User Guides are separate documents for Windows and Macintosh. The writing will be similar to the style of the revised documentation for the 488CA SW RIP. These guides will be available to the user from the CD in PDF format. A version of Acrobat Reader will be provided on CD so that the user can easily read the Guides.

5        Requirements

5.1      Features list

                    Features

                    Hardware Requirements
                              32 MB RAM
                              400 MB available hard disk space
                              Macintosh PowerPC, iMac or compatible Power PC IBM PC compatible

                    Operating Systems
                              Power Macintosh 8.1, 8.5, 8.6, 9.0




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                              Windows 95
                              Windows 98
                              NT4.0 Workstation
                              W2000

     Drivers
          Adobe PS8.7 for Macintosh (EFGISJKCT)
          Adobe PS4.4 for Windows 95/98 (EFGISJKCT)
          Adobe PS5.1 for WinNT4.0
          Microsoft PScript for WinNT4.0 (KCT)
          Microsoft PScript for W2000 (localizations available)
          Adobe PS8.7 for Macintosh (EFGISJKCT)


     Languages
          True Adobe PS3 (except in WinNT4.0 for KCT)
          PDF 1.3 and previous (PS3 only)

     Input file formats
          EPS
          PS
          TIFF
          JPEG
          PDF
          BMP (Windows Only)

     Color Management
          Lightness/Darkness Control
          CMYK Percentage Control
          Built-in ICC output profiles (HP media only)
          Support for ICC profiles and CRDs (HP media)
          ColorSync(TM) compatible
          Pantone(TM) Look up tables
          Ink press emulation for SWOP, EuroScale, Toyo and DIC
          Print as grayscale (Mono) option

     Print Management
          Rotate in 90 degree increments
          Mirror Image
          Multiple Copies
          Resizing and Scaling by percent
          Fit to Page
          Center Image on Page
          Support for ANSI, JIS, Arch page sizes
          Custom Page Sizes (for Win95 and Mac only)
          Full Bleed


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           Job Control
                     Cut after Print
                     Pause/Delete Print Jobs
                     Thumbnail File Preview
                     Page Layout Preview.
                     Job Queuing
                     Queue Status
                     Filename, # copies, print mode, media, status Job Information Status
                     Append jobs to Queue

           Print modes
                     Fast/Normal/Best/Superbest
                     CAD selection
                     2 dithering algorithms
                     Max. 600 dpi data resolution (halftoned 1200x600) KCMY contone 32bpp raw data format

           Long-axis Printing
                     Sheet: 1.625m (64 inches)
                     Roll: 15.2m (50 feet)

           Media Support
                     Uncoated: Opaque bond, HP vellum, HP Natural Tracing, HP Translucent Bond
                     Coated: Coated, Heavy Coated
                     Glossy: Photobase glossy
                     Film: HP Clear film


           Font Support
                     136 Roman fonts (PostScript 3 only)
                     2 Japanese Morisawa fonts
                     2-byte support for Asian fonts
                     Font-Mapper tool for Mac (CTK versions only)
                     TrueType
                     OpenType
                     OCF
                     CID

           Connectivity
                      HP JetDirect EX with JetAdmin
                      Direct (parallel)
                      USB port
                        Table 1: DRIP feature list

5.2      Drivers

The Adobe drivers for NT are not localized for Simplified and Traditional Chinese and Korean so we will use the built-in Microsoft PS drivers which are Level 2 and which do not support custom page size definitions.

5.3      Localization


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The CD-ROM startup screen will be in English but give the user the ability to select one of ten different languages. These languages are English, French, Italian, German, Spanish, Japanese, Simplified Chinese, Traditional Chinese, and Korean with English as the default. Once a language has been selected all other dialog box selections, prompts, and user help will be in that same language.

5.4      Input Files

A user will be able to print any of the specified input file formats either by printing the file directly from the application or by dragging and dropping the supported file into the DRIP queue window.

5.5      Color Management

ICC profile files will be provided for:
HP media only and automatically installed on the users system. The profile names will be in English-only and will not be localized. A profile is automatically selected when the user selects a media and one of the best, normal, or fast modes of printing
Profiles for CMYK Ink press emulation for SWOP, Euroscale, Toyo and DIC Colorsync (latest version available)

Two color management features are to be provided. One of these will use ICC profiles for HP media and which are pre-installed in the user's hard disk. The other color management feature will provide individual control of CMYK percentages and a basic lightness-darkness control.

         5.5.1    KCMY to CMY transformation

It will be necessary to convert KCMY input color space to CMY when printing on glossy media only. The reason is that the printer uses a pigmented black (K) and dye-based cyan, magenta and yellow (CMY) and these two ink types do not mix properly on glossy causing the image to appear too dark.

It is not necessary to notify the user that this transformation will be used.

         5.5.2    Ink press emulation

HP will provide press emulation profiles for SWOP, TOYO, DIC and Euroscale.

5.6      Print Management

One of the features of print management is the ability to assist the customer in defining a custom page size.
This capability is actually provided through the drivers.
The SW RIP three different drivers will be used and only two of these supports custom page size definitions.
These are the Adobe PS drivers for Windows 95, Windows 98, and Macintosh.

5.7      Job Control

Cut after Print is a user selectable option with two states: yes or no.

5.8      Print modes

The user will be able to select one of following print modes: Fast, Normal, Best, Superbest.
There will an option to select "optimized for CAD drawings" print modes, instead of the default ones (that will be better for imaging plots).


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                        Data         Print
                     resolution    resolution
                     ----------    ----------
  Fast                 150x150       150x150
  Normal               300x300       300x300
  Best                 600x600       600x600
  Superbest            600x600      1200x600

                       Table 2: Resolutions

         5.8.1    Dithering

There will be two choices for dithering mode: one giving best quality and the second giving good quality but faster throughput:
Stochastic (L-X) diffusion (default value for all rendering)
Error diffusion.

5.9      Font Support

         5.9.1    Japan

Two font families from Morisawa will be included on the CD-ROM and installed automatically on a user hard disk if a Japanese version of the printer has been purchased. These fonts are:

Ryumin-Light
Gothic-BBB

Additionally, Adobe Type Library fonts will be supported.

         5.9.2    Korea

SoftMagic, Hanyang, Yoon, Sandol, Hancom will be qualified. Yoon fonts are considered the most important graphic arts fonts.

         5.9.3    China

No PostScript fonts will be qualified for China. The two fonts to be qualified are Hanji and SynoType which are TrueType only.

         5.9.4    Taiwan

No PostScript fonts will be qualified for Taiwan. Arphic is to be supported and is TrueType.

         5.9.5    Roman Fonts

PS3 comes standard with 134 Roman fonts and these will automatically be installed on a user system:
When Macintosh, Windows 95 or Windows 98 drivers are installed
Windows NT4, the driver for CTK is from Microsoft and will, therefore, not support these additional fonts
In Windows NT4 for EFISGP+J there will be support for these fonts.

         5.9.6    TrueType

Each operating system (Windows 95, Windows NT and Macintosh) handles TrueType fonts differently:
On Windows 95, the software through the driver can effectively use TrueType fonts. (The driver converts the TrueType fonts to Type 42 before sending it to the PostScript interpreter)
On Windows NT and Macintosh, PostScript drivers cannot properly convert TrueType fonts to a format


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readable by the interpreter. (NOTE: the Adobe PS Driver for NT does support converting TrueType fonts, however this driver is not localized)
On Windows 2000 there is support for OpenType technology (TrueType and PostScript integration)

         5.9.7    Font Substitution

A font substitution mechanism called Font-Mapper is to be provided via a separate tool when the requested PS font in a print job is not found on the system. This will substitute courier for the missed font, including 2byte fonts, for each of the following localization: Korean, Simplified Chinese and Traditional Chinese. This Font-Mapper tool is released as a separate utility and has to be installed separated from the DRIP software. The DRIP User's Guides for KCT contain information about this tool.

         5.9.8    Unsupported Fonts

QuickDraw GX fonts are not supported by this system.

5.10     Connectivity

Connectivity will be provided through:
The JetDirect EX card to be manufactured by HP. The card will be inserted in one of the printer expansion slots:
The following network connections are to be supported: TCP/IP, EtherTalk
ECP parallel port interface
USB interface, when the operating system and software driver are supporting it.

IPX Novell and NetBEUI are not supported.

5.11     Throughput requirements

The time to process a job is a function of a number of parameters including whether background of foreground printing is used, complexity of the print job, load on the network, and I/O channel. Under similar conditions the DRIP is expected to process a job according to the following target times.

Three fundamental time metrics are to be used in measuring performance:

       Return to application (RTA)
       Click to Start printing
       Printing
       Click to Clunk

Some orientation of the goals for Printing Time for a D-size media is below, but real values are going to be defined according to a throughput test to run at the HP site:

                                       Image QA                   CAD
  Fast 150x150, coated media         ?                        1.47 minutes
  Best 600x600, coated media         21.57 minutes            9.30 minutes
  Best 600x600, glossy media         21.57 minutes

                                 Table 3: Throughput goals

5.12     Color accuracy

  Best Glossy average accuracy             5-10 dE


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Best Heavy Coated average accuracy       5-10 dE

In order to make possible these color accuracy goals the SW RIP should fine-tune the color values for the printed job by using some Close Loop Color (CLC) lookup tables from the printer. So, we need:
Bi-directional communication between printer and SW RIP
Documented API to get the tables from the printer
Description of lookup tables, and procedure to process color values

5.13     User Interface

Both Macintosh and Windows platforms will be supported with this solution. The DRIP will come with standard Macintosh and Windows user interfaces, dialog boxes, and menu systems to make it familiar and natural to customers.

5.14     Demo prints and Test plots

No demo plot is included in the CD-ROM Gold Master. These demo plots will be shipped in a separate CDROM generated by HP Marketing department.

The test plot will be used to troubleshoot the printer solution.

5.15     Localization

The SW RIP development company will localize the software RIP and related on-line documentation to English, French, Italian, German, Spanish, Japanese, Simplified Chinese, Traditional Chinese, and Korean.


6        Qualification

The contractor will qualify the SW REP according to the specifications defined in this document.
As part of the agreement HP will review in advance:
Testing specification
Testing schedule

7        Training, support and maintenance

The contractor will provide the following additional services:
Worldwide training classes in the US, Europe and Asia for HP support people Technical support consulting for HP Customer Care Center (CCC) people Maintenance releases according to market needs (to be agreed additional fees)


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